Nov. 2. 2005 9:10AM

EXPEDITE
$112.00

No.8959 P. 3

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code

This form must be type written or computer generated. For your convenience, this form has been designed to be filled out and printed online.

File Number 892864-0142

Non-Refundable Processing Fee $37.00

RECEIVED
NOV 04 2005
UT DIV. of CORP. & COMM. CODE

Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Ventures-National Incorporated
2. The date the following amendment(s) was adopted: September 15, 2005
3. If *changing* the corporation name, the *new name* of the corporation is: Titan Global Holdings, Inc.
4. The text of each amendment adopted (include attachment if additional space needed):

   Article I of the Certificate of Incorporation of Ventures-National Incorporated shall be amended to provide as follows:

   "The name of the Corporation is Titan Global Holdings, Inc."

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
6. Indicate the manner in which the amendment(s) was adopted (mark only one):
   - [ ] No shares have been issued or directors elected – Adopted by Incorporator(s)
   - [ ] No shares have been issued but directors have been elected – Adopted by the board of directors
   - [ ] Shares have been issued but shareholder action was not required – Adopted by the board of directors
   - [x] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders
7. Delayed effective date (if *not* to be effective upon filing) November 14, 2005 *(not to exceed 90 days)*

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature] Title: President

Dated this 2nd day of November, 2005

Mail In: PO Box 146705
Salt Lake City, UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov/cor

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

Revised [illegible]

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 4 day of Nov 20 05 in this office of this Division and hereby issued This Certificate thereof.

Examiner [signature] Date 11-7-05

[signature]
Kathy Berg
Division Director

Date: 11/04/2005
Receipt Number: 1624685
Amount Paid: $639.00

11-04-05P02:49 RCVD